UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 26, 2018
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36812	46-5087339
(State or other jurisdiction	h	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

31 St. James Street, 6th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed on October 1, 2018, Flex Pharma, Inc. (the “Company") received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum market value of “publicly held” shares of the Company set forth in Nasdaq Listing Rule 5450(b)(1)(C) (the “MVPHS Rule”) for continued listing on The Nasdaq Global Market. The Company was provided a period of 180 calendar days, or until March 26, 2019, to regain compliance. On November 26, 2018, the Company received a letter from Nasdaq notifying the Company that it regained compliance with the MVPHS Rule. The letter noted that for the last 10 consecutive business days from the date of the letter, the market value of the Company's publicly held shares was $5 million or greater. Nasdaq considers this matter closed.
The Company also received notice from Nasdaq on August 13, 2018 notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) for continued listing on The Nasdaq Global Market. The Company was provided a period of 180 calendar days, or until February 11, 2019, to regain compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive business days. The Company is presently evaluating possible courses of action to regain compliance with the Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: November 28, 2018
	By:	/s/ John McCabe
John McCabe
Chief Financial Officer